UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2007
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, California 94105
(Address of principal executive offices, zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California 94177
(Address of principal executive offices, zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

2007 General Rate Case

On March 15, 2007, the California Public Utilities Commission (CPUC) approved a multi-party settlement agreement to resolve Pacific Gas and Electric Company’s (Utility) 2007 General Rate Case (GRC). The decision sets the Utility’s electric and gas service revenue requirements for a four-year period, from 2007 through 2010. Effective January 1, 2007, the Utility is authorized to collect revenue requirements of approximately $2.9 billion for electric distribution (an increase of $222 million over the 2006 authorized amount), approximately $1 billion for gas distribution (an increase of $20.5 million over the 2006 authorized amount), and approximately $1 billion for electric generation operations (a decrease of $29.8 million from the 2006 authorized amount). The total authorized amount of approximately $4.9 billion reflects an overall increase of $212.7 million (or 4.5%) over the total 2006 authorized amount.

The decision also authorizes annual increases, known as “attrition adjustments,” to the authorized revenue requirements in order to avoid a reduction in earnings due to, among other things, inflation and increases in invested capital. The decision authorizes attrition adjustments to authorized revenues of $125 million in each of 2008, 2009, and 2010. The decision also authorizes an additional adjustment of $35 million in 2009 for the cost of a second refueling outage at the Utility’s Diablo Canyon nuclear power plant.

Under the decision, the Utility’s next GRC will be effective January 1, 2011.

Proposed Gas Accord IV Settlement Agreement

On March 15, 2007, the Utility filed an application with the CPUC to request approval of a settlement agreement, known as the Gas Accord IV, to establish the Utility’s natural gas transmission and storage rates and associated revenue requirements and to retain the “Gas Accord” market structure for the period 2008-2010. For more information about the proposed Gas Accord IV, see PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007.

It is expected that the CPUC will issue a final decision with respect to the Gas Accord IV by the end of the year. If the CPUC does not issue a final decision by the end of the year to approve new rates effective January 1, 2008, the rates and terms and conditions of service in effect as of December 31, 2007, will remain in effect, with an automatic 2% escalation in the rates as of January 1, 2008.

PG&E Corporation and the Utility are unable to predict whether or when the CPUC will approve the proposed Gas Accord IV.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

/s/ Linda Y.H. Cheng
Dated: March 16, 2007	Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

/s/ Linda Y.H. Cheng
Dated: March 16, 2007	Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary